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                                  F O R M  8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  August 19, l999
                                                 ------------------



                         Rushmore Financial Group, Inc.
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             (Exact name of registrant as specified in its charter)



                                      Texas
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                 (State or other jurisdiction of incorporation)

         000-24057                                        75-2375969
  ------------------------                     ---------------------------------
  (Commission file number)                     (IRS employer identification no.)


13355 Noel Road, Suite 650, Dallas, TX                      75240
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(Address of principal executive offices)                  (Zip code)


Registrants telephone number, including area code     (972) 450-6000
                                                   --------------------


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Item 4.  Changes in Registrant's Certifying Accountant

On August 19, l999, Rushmore Financial Group, Inc. (the "Corporation") appointed the accounting firm of Grant Thornton LLP as its independent auditors for the fiscal year ending December 31, 1999, and accepted the resignation of KPMG LLP who served as the Corporation's independent auditors for the fiscal year ended December 31, l998. The Audit Committee of the Corporation's Board of Directors approved the selection Grant Thornton LLP as new independent auditors. Neither management nor anyone on its behalf has consulted with Grant Thornton LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's financial statements, and neither a written report nor oral advice was provided to the Corporation that Grant Thornton LLP concluded was an important factor considered by the Corporation in reaching a decision as to the accounting auditing or financial reporting issue during the Corporation's two most recent fiscal years prior to engaging Grant Thornton LLP.

The KPMG LLP reports on the Corporation's financial statements for the years ended December 31, l998 and December 31, 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Since January 1, l997, the Corporation has not had any disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that would require disclosure in this Current Report on Form 8-K.

KPMG LLP has furnished to the Corporation a letter addressed to the SEC stating that it agrees with the statements in the immediately preceding paragraph. A copy of such letter, dated August 23, 1999 is filed as exhibit 1 to this Form 8-K.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Rushmore Financial Group, Inc.

Dated: August 23, 1999              By /s/ D. M. Rusty Moore Jr.
                                       -----------------------------------------
                                    By D. M. Rusty Moore Jr., CEO



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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  1            Letter pursuant to Item 304 (a) (3) of Regulation S-K to the
               Securities and Exchange Commission from KPMG LLP, dated August
               23, 1999.